United Insurance Holdings Corporation (Nasdaq: UIHC) Investor Presentation August 8th, 2022

Company Overview 2 UPC Insurance is a specialty underwriter of catastrophe exposed property insurance in the U.S. United Insurance Holding Corp. (NASDAQ: UIHC) was founded in 1999 and is the insurance holding company for 3 P&C carriers and operating affiliates operating under the brand UPC Insurance (UPC). UPC has the #1 market share of commercial residential property insurance (commercial lines) in Florida with roughly 5,700 policies and $474 million of premium in-force. UPC’s homeowners & fire insurance products (personal lines) are focused on Florida, Louisiana, New York, and Texas with roughly 298,000 policies and $670 million of premium in-force. ¹ UIHC as of June 30, 2022 Total Assets: $2.5 billion Total Equity: $167 million Premium in-Force: $1.14 billion ¹ Employees: 452 Headquarters: St. Petersburg, FL Credit Rating: BBB- (Kroll) 1 Excludes discontinued states where renewal rights have been sold Specialty Commercial Property Specialty Homeowners

3 Executive Summary • Q2 Results • Core loss of -$64.3m included a -$43.7m valuation allowance (VA) on UIHC’s deferred tax asset. • Core loss of -$20.6m excluding the VA compared favorably to -$24.6m core loss last year due to declines in losses and operating expenses. • Gross current year CAT of $54.9m from 16 new PCS events. Ceded -$34.3m reducing our net current year CAT to $20.6m, which compared favorably to prior year of $40.3m. • Stockholders’ equity attributable to UIHC on June 30, 2022, was $167m or $3.85 per share with tangible book value of $1.77 per share. These amounts include an accumulated other comprehensive loss (AOCL) of -$48.9m or -$1.13 per share that may not be fully realized due to the short duration, high credit quality nature of UIHC’s fixed income investment portfolio. • Other Highlights • Completed reorganization by merging Journey Insurance Company into American Coastal Insurance Company (eff 6/1/22) and Family Security Insurance Company into United Property & Casualty Insurance Company (eff 5/31/22) allowing for expense reduction, reallocation of capital across the group, and redemption of the non-controlling interest. • Successfully renewed the Company’s catastrophe reinsurance programs effective June 1, 2022. • On July 13, 2022, the Company announced a review of strategic and capital raising alternatives considering a wide range of options. • Demotech affirmed A rating for American Coastal Insurance Company but downgraded United P&C from A to M (Moderate) on August 1, 2022.

Q2-2022 Results

Core loss excluding valuation allowance was -$20.6m, an improvement of $4m (16%) Y/Y

A valuation allowance was established against 100% of UIHC's deferred tax asset driven by our NOL carry forward

	Q2-22	Q2-21	Change
Core income (loss)	**$ (64,280)**	**$ (24,636)**	**-160.9%**
per diluted share (CEPS)	*$ (1.49)*	*$ (0.57)*	
Included the following items			
Net current year catastrophe loss & LAE incurred	*$ 20,553*	*$ 40,257*	
Net (favorable) unfavorable reserve development (PYD)	*$ 7,766*	*$ (372)*	
Valuation allowance on deferred tax asset	*$ 43,660*	*$ -*	
Total items	*$ 71,979*	*$ 39,885*	
Core income (loss) excluding items	**$ 1,752**	**$ 6,873**	**-74.5%**
CEPS excluding items	***$ 0.04***	***$ 0.16***	
Direct Loss & LAE Ratio - NonCAT & PYD	40.5%	23.2%	17.3 pts
Direct Loss & LAE Ratio - CAT (Current AY)	17.9%	17.7%	0.2 pts
Direct Expense Ratio	26.5%	23.9%	2.6 pts
Ceding Ratio - quota share	-25.7%	-25.6%	
Ceding Ratio - all other reinsurance	-37.9%	-33.6%	
Ceding Ratio - total	**-63.6%**	**-59.2%**	**(4.4) pts**
Net loss & LAE ratio	80.9%	81.2%	
Net expense ratio	50.7%	46.7%	
Combined ratio	**131.6%**	**127.9%**	**3.7 pts**
Net current year catastrophe loss & LAE incurred	-18.4%	-27.7%	
Net favorable (unfavorable) reserve development	-7.0%	0.3%	
Underlying combined ratio	**106.2%**	**100.5%**	**5.7 pts**

Prior year reserve development (PYD) and higher loss severity led to a higher direct loss &LAE ratio

4

Results by Line of Business

Commercial (CL) has a great quarter, but reinsurance & loss costs weighed on Personal (PL)

$ in millions	Three Months Ended Jun 30, 2022				Six Months Ended Jun 30, 2022			
	CL	PL	Other	Total	CL	PL	Other	Total
Gross Premiums Earned	$ 113.2	$ 192.5	$ -	$ 305.8	$ 220.7	$ 404.3	$ -	$ 625.0
Ceded Premiums Earned	(61.8)	(132.6)	-	(194.4)	(123.8)	(288.9)	-	(412.7)
Net Premiums Earned	51.4	60.0	-	111.4	96.9	115.4	-	212.3
Investment & other revenue	1.4	8.1	0.0	9.5	2.5	10.7	0.0	13.2
Unrealized G(L) on Equities	(2.4)	(2.7)	-	(5.1)	(3.2)	(4.2)	-	(7.4)
Total Revenue	**50.5**	**65.3**	**0.0**	**115.8**	**96.3**	**121.9**	**0.0**	**218.2**
Underlying Loss & LAE	12.7	49.1	-	61.8	25.5	97.6	-	123.0
Current year CAT Loss & LAE	(2.6)	23.1	-	20.6	0.5	48.7	-	49.2
Prior year development	(1.9)	9.7	-	7.8	(3.7)	12.9	-	9.2
Total Loss	8.2	81.9	-	90.1	22.3	159.1	-	181.4
Operating & Interest Expense	23.5	32.4	3.0	58.9	43.6	66.2	5.8	115.5
Total Expenses	**31.7**	**114.3**	**3.0**	**148.9**	**65.9**	**225.3**	**5.8**	**297.0**
Other income (loss)	0.0	0.2	0.1	0.3	0.0	(0.1)	1.7	1.6
Income (Loss) before tax	**$ 18.8**	**$ (48.8)**	**$ (2.9)**	**(32.9)**	**$ 30.4**	**$ (103.5)**	**$ (4.1)**	**(77.2)**
Income tax expense (benefit)			36.2	36.2			25.1	25.1
Less: Non-controlling interests			(0.0)	(0.0)			(0.1)	(0.1)
Net income (loss) attributable to UIHC				**(69.0)**				**(102.2)**
Net Loss Ratio	15.9%	136.6%		80.9%	23.0%	137.9%		85.5%
Net Expense Ratio	45.6%	54.1%		50.7%	45.0%	57.3%		52.2%
Combined Ratio	**61.5%**	**190.7%**		**131.6%**	**68.0%**	**195.2%**		**137.7%**
CAT Loss	-5.0%	38.6%		18.4%	0.5%	42.2%		23.2%
PY Development (F)/U	-3.7%	16.1%		7.0%	-3.8%	11.2%		4.3%
Underlying Combined Ratio	***70.2%***	***136.0%***		***106.2%***	***71.3%***	***141.8%***		***110.2%***

5

Balance Sheet Highlights 6 Equity erosion of ~$145m driven by: • Valuation allowance (VA) = -$43.7m • Net Loss excluding VA = -$58.5m • Change in AOCL = -$42.3m Jun. 30, Dec. 31, ($ in thousands, except per share amounts) 2022 2021 Variance Selected Balance Sheet Data Cash & investments 898,379$ 964,844$ -6.9% Unpaid loss & LAE reserves, net of reinsurance 92,483$ 87,330$ 5.9% Financial debt 155,968$ 156,561$ -0.4% Accumulated other comprehensive income (loss) (48,861)$ (6,531)$ 648.1% Stockholders' equity attributable to UIHC 166,972$ 312,406$ -46.6% Total capital 322,940$ 468,967$ -31.1% Leverage Ratios Debt-to-total capital 48.3% 33.4% 44.7% Net premiums earned-to-stockholders' equity 254.2% 188.8% 34.7% Per Share Data Common shares outstanding 43,313,166 43,370,442 -0.1% Book value per common share 3.85$ 7.20$ -46.6% Underlying book value per common share 4.98$ 7.35$ -32.2% Tangible book value per common share 1.77$ 5.10$ -65.2% Underlying tangible book value per common share 2.90$ 5.25$ -44.7%

Personal Lines Premium Trend 7 Additional premium increased 71% despite 25% fewer policies renewing Y/Y Month Addt'l Premium From Rate Change Prem Rate RB PIF 04/30/21 7,335,418 4.11 32,398 05/31/21 8,024,899 4.15 33,357 06/30/21 8,523,362 4.18 34,209 07/31/21 12,315,237 4.38 34,020 08/31/21 10,608,462 4.39 32,635 09/30/21 6,744,475 4.39 26,709 10/31/21 8,482,090 4.49 26,955 11/30/21 5,886,383 4.44 22,960 12/31/21 7,284,145 4.41 21,746 01/31/22 9,338,581 4.55 19,267 02/28/22 10,489,842 4.61 20,537 03/31/22 12,002,928 4.54 24,212 04/30/22 14,232,373 4.63 24,280 05/31/22 14,366,950 4.68 24,379 06/30/22 14,559,585 4.68 25,647 Rate per thousand of TIV (aka premium rate), increased 12% for this same time period. YTD, additional premium from rate is 81% of all additional premium from rate collected in 2021. If we continue at this pace, we can anticipate generating 61% more premium from rate alone in 2022 than 2021.

Commercial Lines Rate Trend 8 Renewal rate change over +20% in Q2 demonstrates strong pricing power

Combined Premium & Exposure Trends 9 Premiums holding flat while TIV decreases significantly Trends continue to show premium holding relatively flat while TIV decreases.

Cautionary Statements 10 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include expectations regarding our diversification, growth opportunities, retention rates, liquidity, investment returns and our ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments. These statements are based on current expectations, estimates and projections about the industry and market in which we operate, and management's beliefs and assumptions. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "endeavor," "project," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative variations thereof, or comparable terminology, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties include, without limitation: the regulatory, economic and weather conditions in the states in which we operate; the impact of new federal or state regulations that affect the property and casualty insurance market; the cost, variability and availability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to attract and retain the services of senior management; the outcome of litigation pending against us, including the terms of any settlements; dependence on investment income and the composition of our investment portfolio and related market risks; our exposure to catastrophic events and severe weather conditions; downgrades in our financial strength ratings; risks and uncertainties relating to our acquisitions including our ability to successfully integrate the acquired companies; and other risks and uncertainties described in the section entitled "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report in Form 10-K for the year ended December 31, 2020 and 2021 and our Form 10-Q for the periods ending March 31, 2021, June 30, 2021, September 30, 2021, March 31, 2022, and June 30, 2022 once available. We caution you not to place undue reliance on these forward looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events, or otherwise. This presentation contains certain non-GAAP financial measures. See our earnings release, Form 10-K ,and Form 10-Q for further information regarding these non-GAAP financial measures. The information in this presentation is confidential. Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any person is prohibited.